UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011 (April 27, 2011)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by BancorpSouth, Inc. (the “Company”) with the Securities and Exchange Commission on April 29, 2011 (the “Original Report”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will hold a shareholder advisory vote on executive compensation. Except for the foregoing, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Report, at the annual meeting of the Company’s shareholders held on April 27, 2011, the Company’s shareholders approved, on an advisory basis, three years as the frequency with which the Company should conduct an annual advisory vote on the compensation of the Company’s Named Executive Officers, as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2011.

The Company’s Board of Directors determined that the Company will hold an advisory vote on the compensation of the Company’s Named Executive Officers every three years until the next shareholder advisory vote on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: November 3, 2011